EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Acies Corporation (the "Company") on Form 10-K for the period ending March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Oleg Firer, Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of the dates presented, and results of operations of the Company for the periods presented.

/s/ Oleg Firer
Oleg Firer
Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

August 16, 2010

A signed original of this written statement required by Section 906 has been provided to Acies Corporation and will be retained by Acies Corporation and furnished to the Securities and Exchange Commission or its staff upon request.